FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Announces Conference Call to Review Third Quarter Results on October 24

MICHIGAN CITY, Ind., September 26, 2024 (GLOBE NEWSWIRE) — (NASDAQ GS: HBNC) — Horizon Bancorp, Inc. (“Horizon” or the “Company”) will host a conference call at 7:30 a.m. CT on Thursday, October 24, 2024 to review its third quarter 2024 financial results.

The Company’s third quarter 2024 news release will be released after markets close on Wednesday, October 23, 2024. It will be available at investor.horizonbank.com.

Participants may access the live conference call on October 24, 2024 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 833-974-2379 from the United States, 866-450-4696 from Canada or 412-317-5772 from international locations and requesting the “Horizon Bancorp Call.” Please dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference call through November 1, 2024. The telephone replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada or 412-317-0088 from other international locations, and entering the access code 9847279.

About Horizon Bancorp, Inc.

Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the $7.9 billion-asset bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon's retail offerings include prime residential, indirect auto, and other secured consumer lending to in-market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in-market business banking and treasury management services, as well as equipment financing solutions for customers regionally and nationally, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana's Michigan City, is available at horizonbank.com and investor.horizonbank.com.

Contact:
Mark E. Secor, Chief Administration Officer
Phone: (219) 873-2611